Exhibit 99.1
Palantir Reports Q4 2025 U.S. Comm Revenue Growth of 137% Y/Y and Revenue Growth of 70% Y/Y; Issues FY 2026 Revenue Guidance of 61% Y/Y and U.S. Comm Revenue Guidance of 115% Y/Y, Crushing Consensus Expectations
February 2, 2026
DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NASDAQ:PLTR) today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.
“Palantir’s Rule of 40 score is now an incredible 127%. Last quarter, our U.S. revenue grew 93% year-over-year and U.S. commercial revenue grew 137% year-over-year. We are also announcing a 2026 revenue growth guide of 61% year-over-year. We are an n of 1, and these numbers prove it. Palantir is alone in choosing to exclusively focus on scaling the operational leverage made possible by the rapid advancements of AI models, a trend that we first called ‘commodity cognition’ well before others started repeating it,” said Alex C. Karp, Co-Founder and Chief Executive Officer of Palantir Technologies.
Q4 2025 Highlights
•U.S. revenue grew 93% year-over-year and 22% quarter-over-quarter to $1.076 billion
◦U.S. commercial revenue grew 137% year-over-year and 28% quarter-over-quarter to $507 million
◦U.S. government revenue grew 66% year-over-year and 17% quarter-over-quarter to $570 million
•Revenue grew 70% year-over-year and 19% quarter-over-quarter to $1.407 billion
•Closed 180 deals of at least $1 million, 84 deals of at least $5 million, and 61 deals of at least $10 million
•Closed a record-setting $4.262 billion of total contract value (“TCV”), up 138% year-over-year
◦Closed a record-setting $1.344 billion of U.S. commercial TCV, up 67% year-over-year
•U.S. commercial remaining deal value (“RDV”) of $4.38 billion, up 145% year-over-year and 21% quarter-over-quarter
•Customer count grew 34% year-over-year and 5% quarter-over-quarter
•GAAP income from operations of $575 million, representing a 41% margin
•Adjusted income from operations of $798 million, representing a 57% margin
•Rule of 40 score of 127%
•GAAP net income of $609 million, representing a 43% margin
•Cash from operations of $777 million, representing a 55% margin
•Adjusted free cash flow of $791 million, representing a 56% margin
•GAAP earnings per share (“EPS”) of $0.24
•Adjusted EPS of $0.25
•Cash, cash equivalents, and short-term U.S. Treasury securities of $7.2 billion
FY 2025 Highlights
•U.S. revenue grew 75% year-over-year to $3.320 billion
◦U.S. commercial revenue grew 109% year-over-year to $1.465 billion
◦U.S. government revenue grew 55% year-over-year to $1.855 billion
•Revenue grew 56% year-over-year to $4.475 billion
•Cash from operations of $2.134 billion, representing a 48% margin
•Adjusted free cash flow of $2.270 billion, representing a 51% margin
•GAAP net income of $1.625 billion, representing a 36% margin
•GAAP income from operations of $1.414 billion, representing a 32% margin

•Adjusted income from operations of $2.254 billion, representing a 50% margin
Q4 and FY 2025 Financial Summary
(Unaudited)

(Amounts in thousands, except percentages and per share amounts)	Fourth Quarter		Full Year 2025
	Amount		Amount
Revenue		$1,406,802		$4,475,446
Year-over-year growth		70%		56%

	Amount	Margin	Amount	Margin
Income from Operations	$575,394	41%	$1,414,015	32%
Adjusted Income from Operations	$798,465	57%	$2,254,100	50%
Cash from Operations	$777,295	55%	$2,134,473	48%
Adjusted Free Cash Flow	$791,428	56%	$2,270,436	51%
Net Income Attributable to Common Stockholders	$608,676	43%	$1,625,033	36%
Adjusted Net Income Attributable to Common Stockholders	$647,973		$1,915,638
Adjusted EBITDA	$805,483	57%	$2,280,245	51%
GAAP EPS, Diluted	$0.24		$0.63
Adjusted EPS, Diluted	$0.25		$0.75

Outlook
For Q1 2026, we expect:
•Revenue of between $1.532 - $1.536 billion.
•Adjusted income from operations of between $870 - $874 million.
For full year 2026, we expect:
•Revenue of between $7.182 - $7.198 billion.
•U.S. commercial revenue in excess of $3.144 billion, representing a growth rate of at least 115%.
•Adjusted income from operations of between $4.126 - $4.142 billion.
•Adjusted free cash flow of between $3.925 - $4.125 billion.
•GAAP operating income and net income in each quarter of this year.
CEO Letter
Palantir CEO Alex Karp’s letter to shareholders is available through Palantir’s website at https://www.palantir.com/newsroom/letters.
Earnings Webcast
A live public webcast will be held at 3:00 PM MT / 5:00 PM ET today to discuss the results for our fourth quarter and year ended December 31, 2025 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantirearnings-q42025. A replay of the webcast will be available at https://investors.palantir.com following the event.
An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com.
Forward-Looking Statements
This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development and related timing, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy and plans (including strategy and plans relating to our Artificial Intelligence Platform (“AIP”), sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our existing and potential investments in, and commercial contracts with, various entities, our expectations regarding macroeconomic events, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and other filings and reports that we may file from time to time with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our available funds to meet our liquidity needs; the demand for our platforms, product offerings, and services in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms and product offerings easier to install, consume, and use; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows and as we pursue our business and financial goals; news or social media coverage or other external scrutiny about us or our leadership, including but not limited to coverage that presents, enhances, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information, misconceptions, or falsehoods; the impact of recent, ongoing, or future global macroeconomic and geopolitical events, fluctuating interest rates, monetary policy changes, foreign currency fluctuations, or the potential or actual imposition of tariffs or other impacts on trade relations on the business and operations of our company or of our existing or prospective customers and partners; issues raised by the use of artificial intelligence in our platforms; and any breach or access to our or customer or third-party data.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.
Additional Definitions
For the purpose of this press release, our earnings webcast, and our CEO’s letter:
•Total contract value (“TCV”) is the total potential lifetime value of contracts entered into with, or awarded by, our customers at the time of contract execution, annual contract value (“ACV”) is defined as the total value of contracts closed in the period divided by the dollar-weighted average contract duration of those same contracts, and remaining deal value (“RDV”) is the total remaining value of contracts as of the end of the reporting period. Except as noted below, TCV, ACV, and RDV each presume the exercise of all contract options available to our customers and no termination of contracts. However, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised. Further, RDV may exclude all or some portion of the value of certain commercial contracts as a result of our ongoing assessments of customers’ financial condition, including the consideration of such customers’ ability and intention to pay, and whether such contracts continue to meet the criteria for revenue recognition, among other factors.
•Remaining performance obligations (“RPO”) reflect the total values of contracts that have been entered into with, or awarded by, our customers, and represent non-cancelable contracted revenue that has not yet been recognized, which includes deferred revenue and, in certain instances, amounts that will be invoiced. We have elected the practical expedient, as permitted under Accounting Standards Codification 606—Revenue from Contracts with Customers, to not disclose remaining performance obligations for contracts with original terms of twelve months or less.
•The term “strategic commercial contracts” is as defined in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2025 filed on November 4, 2025.

•“Dollar-weighted duration basis” is the total value of contracts closed in the applicable period, divided by the dollar-weighted average contract duration of those same contracts.
•The term “Rule of 40” refers to the sum of our revenue growth rate year-over-year and our adjusted operating margin for each of the periods presented.
Non-GAAP Financial Measures
This press release and the accompanying tables, as well as our earnings webcast, and our CEO’s letter, contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income attributable to common stockholders; and adjusted EPS, diluted.
We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.
Available Information
Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.
About Palantir Technologies Inc.
Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.
Contacts
Investor Relations
investors@palantir.com
Media
media@palantir.com

Palantir Technologies Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue	$1,406,802	$827,519	$4,475,446	$2,865,507
Cost of revenue (1)	215,966	174,533	789,177	565,990
Gross profit	1,190,836	652,986	3,686,269	2,299,517
Operating expenses:
Sales and marketing (1)	302,126	288,295	1,056,859	887,755
Research and development (1)	143,554	171,502	557,677	507,878
General and administrative (1)	169,762	182,146	657,718	593,481
Total operating expenses	615,442	641,943	2,272,254	1,989,114
Income from operations	575,394	11,043	1,414,015	310,403
Interest income	62,723	54,727	229,181	196,792
Other income (expense), net	(16,734)	14,768	14,172	(18,022)
Income before provision for income taxes	621,383	80,538	1,657,368	489,173
Provision for income taxes	9,776	3,602	22,724	21,255
Net income	611,607	76,936	1,634,644	467,918
Less: Net income (loss) attributable to noncontrolling interests	2,931	(2,073)	9,611	5,728
Net income attributable to common stockholders	$608,676	$79,009	$1,625,033	$462,190
Earnings per share attributable to common stockholders, basic	$0.26	$0.03	$0.69	$0.21
Earnings per share attributable to common stockholders, diluted	$0.24	$0.03	$0.63	$0.19
Weighted-average shares of common stock outstanding used in computing earnings per share attributable to common stockholders, basic	2,386,904	2,304,883	2,369,612	2,250,163
Weighted-average shares of common stock outstanding used in computing earnings per share attributable to common stockholders, diluted	2,573,497	2,528,279	2,565,197	2,450,818
—————
(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$18,777	$33,124	$64,555	$69,065
Sales and marketing	77,031	97,953	248,732	239,121
Research and development	37,888	77,533	136,839	165,065
General and administrative	62,709	73,188	233,907	218,387
Total stock-based compensation	$196,405	$281,798	$684,033	$691,638

Palantir Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,423,796	$2,098,524
Marketable securities	5,753,247	3,131,463
Accounts receivable, net	1,042,065	575,048
Prepaid expenses and other current assets	139,066	129,254
Total current assets	8,358,174	5,934,289
Property and equipment, net	51,960	39,638
Operating lease right-of-use assets	200,105	200,740
Other assets	290,153	166,217
Total assets	$8,900,392	$6,340,884
Liabilities and Equity
Current liabilities:
Accounts payable	$8,064	$103
Accrued liabilities	355,624	427,046
Deferred revenue	408,963	259,624
Customer deposits	357,066	265,252
Operating lease liabilities	45,864	43,993
Total current liabilities	1,175,581	996,018
Deferred revenue, noncurrent	46,216	39,885
Customer deposits, noncurrent	18	1,663
Operating lease liabilities, noncurrent	183,474	195,226
Other noncurrent liabilities	7,092	13,685
Total liabilities	1,412,381	1,246,477
Palantir’s stockholders’ equity:
Common stock	2,391	2,339
Additional paid-in capital	10,933,325	10,193,970
Accumulated other comprehensive income (loss), net	13,942	(5,611)
Accumulated deficit	(3,562,390)	(5,187,423)
Total Palantir’s stockholders’ equity	7,387,268	5,003,275
Noncontrolling interests	100,743	91,132
Total equity	7,488,011	5,094,407
Total liabilities and equity	$8,900,392	$6,340,884

Palantir Technologies Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Years Ended December 31,
	2025	2024
Operating activities
Net income	$1,634,644	$467,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,145	31,587
Stock-based compensation	684,033	691,638
Unrealized and realized (gain) loss from marketable securities, net	21,228	19,306
Noncash consideration	(37,244)	(52,521)
Other operating activities	15,630	66,034
Changes in operating assets and liabilities:
Accounts receivable, net	(450,429)	(211,157)
Prepaid expenses and other assets	51,979	11,883
Accounts payable and accrued liabilities	4,659	96,793
Contract liabilities	238,688	76,796
Other liabilities	(54,860)	(44,412)
Net cash provided by operating activities	2,134,473	1,153,865
Investing activities
Purchases of property and equipment	(33,882)	(12,634)
Purchases of marketable securities	(7,702,060)	(5,395,913)
Proceeds from sales and redemption of marketable securities	5,026,315	5,073,507
Purchases of privately-held securities	(72,924)	(5,615)
Other investing activities	(1,000)	—
Net cash used in investing activities	(2,783,551)	(340,655)
Financing activities
Proceeds from the exercise of common stock options	129,107	745,396
Repurchases of common stock	(74,985)	(64,196)
Taxes paid related to net share settlement of equity awards	(81,117)	(218,280)
Other financing activities	85	444
Net cash provided by (used in) financing activities	(26,910)	463,364
Effect of foreign exchange on cash, cash equivalents, and restricted cash	7,477	(6,745)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(668,511)	1,269,829
Cash, cash equivalents, and restricted cash - beginning of period	2,119,936	850,107
Cash, cash equivalents, and restricted cash - end of period	$1,451,425	$2,119,936

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Non-GAAP Reconciliations
Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Income from operations	$575,394	$11,043	$1,414,015	$310,403
Add: stock-based compensation	196,405	281,798	684,033	691,638
Add: employer payroll taxes related to stock-based compensation	26,666	79,681	156,052	126,021
Adjusted income from operations	$798,465	$372,522	$2,254,100	$1,128,062
Adjusted operating margin	57%	45%	50%	39%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$777,295	$460,327	$2,134,473	$1,153,865
Add: cash paid for employer payroll taxes related to stock-based compensation	27,405	60,164	169,845	107,991
Less: purchases of property and equipment	(13,272)	(3,106)	(33,882)	(12,634)
Adjusted free cash flow	$791,428	$517,385	$2,270,436	$1,249,222
Adjusted free cash flow margin	56%	63%	51%	44%
Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages)

	Three Months Ended December 31,	Year Ended December 31,
	2025	2025
Net income attributable to common stockholders	$608,676	$1,625,033
Add: net income attributable to noncontrolling interests	2,931	9,611
Less: interest income	(62,723)	(229,181)
Add: other (income) expense, net	16,734	(14,172)
Add: provision for income taxes	9,776	22,724
Add: depreciation and amortization	7,018	26,145
Add: stock-based compensation	196,405	684,033
Add: employer payroll taxes related to stock-based compensation	26,666	156,052
Adjusted EBITDA	$805,483	$2,280,245
Adjusted EBITDA margin	57%	51%

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Adjusted Net Income and Adjusted Earnings Per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended December 31,	Year Ended December 31,
	2025	2025
Net income attributable to common stockholders	$608,676	$1,625,033
Add: stock-based compensation	196,405	684,033
Add: employer payroll taxes related to stock-based compensation	26,666	156,052
Less: income tax effects and adjustments (1)	(183,774)	(549,480)
Adjusted net income attributable to common stockholders, diluted	$647,973	$1,915,638
Adjusted weighted-average shares used in computing adjusted earnings per share, diluted	2,573,497	2,565,197
Adjusted earnings per share, diluted	$0.25	$0.75
————
(1) Income tax effect is based on long-term estimated annual effective tax rates of 23.0% for the periods presented.